                                    EXHIBIT
                                      12.1





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
                                  EXHIBIT 12.1

                       STATEMENT REGARDING COMPUTATION OF
                     RATIO OF EARNINGS TO FIXED CHARGES(1)

                                                                          March 18,      Jan. 1,
                                            Year           Year            1994 -         1994 -       Year Ended      Year Ended
                                           Ended          Ended         December 31,     Mar. 17,       Dec. 31,        Dec. 31,
                                       Dec. 31, 1996   Dec. 31, 1995       1994            1994           1993           1992
                                       -------------    ------------    ------------     --------      ----------      ----------
Income before income taxes             $11,969          $ 6,923          $ 9,585         $2,857       $13,169           $12,409

Interest                                 9,517            9,607            6,867            115           924               794

Interest portion of rental expense         714              645              237             24           398               296

Amortization of debt expenses              376              376              264              0             0                 0
                                       -------          -------          -------          -----       -------           -------

Earnings                               $22,576          $17,551          $16,953          $2,996      $14,491           $13,499
                                       =======          =======          =======          ======      =======           =======

Fixed charges                          $10,607          $10,628          $ 7,368          $  139      $ 1,322           $ 1,090
                                       =======          =======          =======          ======      =======           =======

Ratio                                      2.1              1.7              2.3            21.6         11.0              12.4
                                       =======          =======          =======          ======      =======           =======

(1) All dollar amounts in thousands.

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